UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             ----------------------

                Date of Report (Date of earliest event reported):
                                December 28, 2000


                                 USX Corporation
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                1-5153                25-0996816
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

    600 Grant Street, Pittsburgh, PA               15219-4776
---------------------------------------            ----------
(Address of principal executive offices)           (Zip Code)

                                 (412) 433-1121
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)

Item 9. Regulation FD Disclosure

USX Corporation is furnishing the following information pursuant to Regulation
FD:

In December 2000, USX-U. S. Steel Group (NYSE:X) made a voluntary $500 million contribution to the Voluntary Employee Benefit Association (VEBA), which was established as part of the 1994 agreement with the United Steelworkers of America to pay retiree health care and life insurance benefits for steelworker retirees. This contribution was financed by increased long-term debt. As a result of this action, USX-U. S. Steel Group's long-term employee benefit liabilities will be reduced by $500 million.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION

By   /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President - Accounting


Dated: December 28, 2000